FOR IMMEDIATE RELEASE:

OTCQB - GBCS

Global Casinos Announces Definitive Agreements to Divest Gaming Interests and Acquire a REIT

BOULDER, CO. – June 6, 2012 – Global Casinos, Inc., a Utah corporation (OTCQB: GBCS) (the “Company”) today announced that it has entered into two definitive agreements: one which will result in the sale and divestiture of all of its gaming interests; and the second that will result in the Company acquiring a real estate investment trust (“REIT”) engaged in the acquisition of real estate interests focused on the healthcare industry.

Split-Off Agreement

Effective June 1, 2012, the Company entered into a definitive Split-Off Agreement (“Split-Off Agreement”) with Gemini Gaming LLC (“Gemini”) to sell all of its gaming properties, interests and operations (the “Split-Off”).  Gemini is controlled by Clifford Neuman, the Company’s President and Director, Pete Bloomquist, a Director, and Doug James, the General Manager of the Company’s two casinos: Bull Durham Casino and Doc Holliday Casino.

The Split-Off is structured as a leveraged management buy-out. The Purchase Price for the Gaming Assets to be paid by Gemini Gaming consists of (i) the assumption of the Gaming Debt in the approximate aggregate amount of $1.6 million, plus (ii) an amount equal to the net tangible book value of Global Casinos as of the most recently completed fiscal quarter  reduced by certain excluded assets and increased by certain excluded debt.  The Purchase Price will be evidenced by the Gemini Gaming Purchase Money Note which, together with interest at the rate of 4% per annum, will be payable in quarterly installments of principal and interest for a term of 20 years.  The Purchase Money Note will be secured by a pledge of all outstanding shares of the split-off subsidiary that will be formed as part of the transaction.

Consummation of the Split-Off is subject to numerous conditions, including the approval of the Global shareholders, the approval of a Change of Ownership of the two casino licenses by the Colorado Division of Gaming, the concurrent closing of the Company’s acquisition of the REIT, and other conditions customary in transactions of this nature.  Gemini Gaming has applied for a Change of Ownership with the Division of Gaming, which application is pending.  No prediction can be made when the Split-Off will be consummated.

Stock Purchase Agreement

Effective June 1, 2012, the Company entered into a definitive Stock Purchase Agreement (“Stock Purchase”) with Christopher Brogdon (“Brogdon”) to acquire 100% of the issued and outstanding shares of equity securities of Georgia Healthcare REIT, Inc. (“Georgia REIT”).  Mr. Brogdon is the sole shareholder of Georgia REIT. Georgia REIT was formed and organized to acquire real estate interests focused in the healthcare industry.

Georgia REIT has an agreement in principle to acquire  a 99 bed nursing home in Scottsburg, Indiana.  The purchase price for the facility is $3.5 million, of which $3.0 million will be paid through the assumption of a one year 8% commercial mortgage, and the balance of $500,000 will be furnished in the form of a bridge loan from Global Casinos (the “REIT Advance”).  The facility is currently under a management lease which will be a assumed by Georgia REIT, which management lease will provide rental revenues of $28,000 per month initially, which increases by $12,000 for each subsequent year.

Georgia REIT is currently under a second contract to acquire another facility: Middle Georgia Nursing Home located in Eastman, Georgia.  The purchase price for the facility will be $5.1 million, of which $4.0 million will be financed under a conventional commercial loan, and $1.1 million payable in cash.  The source for the cash portion of the purchase price has not yet been determined, but may also require an advance from Global Casinos.

The consummation of each of these pending acquisitions by Georgia REIT is subject to numerous conditions.  There can be no assurance that either or both will be completed, or the timing thereof.

The purchase price to Global Casinos for Georgia REIT will consist of (i) the REIT Advance(s), which will be eliminated on consolidation upon consummation of the Stock Purchase, and (ii) $100 in cash.

Consummation of the Stock Purchase is subject to numerous conditions, including the approval of the Georgia REIT shareholder, the approval of a Change of Ownership of the two casino licenses by the Colorado Division of Gaming, the concurrent closing of the Split-Off Agreement, and other conditions customary in transactions of this nature.  No prediction can be made when the Split-Off will be consummated.

Change in Control

Concurrently with the consummation of the Split-Off and Stock Purchase, the Board of Directors of Global Casinos will be reconstituted to consist of Christopher Brogdon, Steven Bathgate and John Sheehan, Jr.  The executive officers will also be changed to consist of Mr. Brogdon as CEO and President and Steven Bathgate, as Secretary.

Christopher Brogdon is currently Chief Acquisition Officer and Vice Chairman of AdCare Healthcare Systems, Inc. (NYSE MKT: ADK).  He has has been in the assisted living, nursing home and retirement community business for more than 20 years.  Mr. Brogdon co-founded Winter Haven Homes, Inc. in 1987.  Winter Haven Homes, Inc. developed, owned and operated assisted living and nursing homes primarily in the Southeastern United States.  Winter Haven is primarily involved with owning and leasing the operations to third parties today.  From 1991 through June of 1998, Mr. Brogdon served as the Chairman of the Board of Retirement Care Associates (RCA), a NYSE listed company that operated more than 120 assisted living and nursing home facilities. From 1994 through June of 1998, Mr. Brogdon was also Chairman of Contour Medical (Contour), a NASDAQ listed company that was in the medical supply business. In 1998 and 1999, Mr. Brogdon was also Chairman of NewCare Health Corporation  a NASDAQ listed company in the assisted living and nursing home business.  Mr. Brogdon co-founded J. Christopher’s in 1996, a restaurant specializing in breakfast, lunch and brunch.  Today there are sixteen stores in operation and five under development.  Since 1999, Mr. Brogdon has been an owner and the manager of Brogdon

Family, L.L.C., which owns nursing homes, assisted living facilities, restaurants and commercial real estate. Mr. Brogdon is a founding board member of the Georgia Coastal Alzheimer’s Association which serves thirteen South Georgia counties.  Mr. Brogdon is also on the advisory board of SCAD Atlanta, (Savannah School of Art & Design).

Steven Bathgate is a founder and Senior Managing Partner of GVC Capital, LLC, a registered broker-dealer and investment banker located in Greenwood Village, Colorado since 1996. Prior to starting GVC Capital, he was Chairman and Chief Executive Officer of Cohig & Associates, Inc., an investment banking firm.  Mr. Bathgate currently serves on the board of directors of Peerless Systems Corp. (Nasdaq: PRLS), Omni Bio Pharmaceutical, Inc. (OTC BB: OMNI) and The Bluebook International Holding Company. He received a BS degree in Finance from the University of Colorado. We believe that Mr. Bathgate’s executive and business expertise, including his background as a director for several public companies, give him the qualifications and skills to serve as a director.

John Sheehan, Jr. has served as President of Ocoee Foundation, Inc. a non-profit that owns three nursing homes located in Tennessee.  He is an owner/operator of six for-profit nursing homes located in Tennessee and served as Senior Investment Officer for Nationwide Health Properties, Inc., Cleveland, Tennessee.

Name Change

Concurrently with their approval of the Split-Off Agreement, the Company’s shareholders will be asked to approve a change of name to “Global Healthcare REIT, Inc.”  The change of name will also be subject to the approval of FINRA, which will assign to the Company a new trading ticker symbol once the name change becomes effective.

Amendment to Articles of Incorporation

In addition to the name change, the consummation of the Stock Purchase will require the adoption of changes to the Company’s Articles of Incorporation to comply with the requirements of the Internal Revenue Code applicable to REIT’s.  Those changes will include putting a 9.8% limit on the ownership of shares by any person.  Adoption of these amendments will also require the approval of the Company’s shareholders.

Clifford Neuman, President of the Company, stated: “We are extremely pleased to provide to our shareholders the opportunity of entering into a new strategic direction under the supervision of a proven leader in the healthcare facility industry.”

About Global Casinos, Inc.

Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement

Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 2011.

CONTACT:

Clifford L. Neuman

President and CEO

Global Casinos, Inc.

303-449-2100